UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Digital Ally, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee: (Check the appropriate box):

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___________________________________________________________________________________

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Digital Ally, Inc.

7311 West 130th Street, Suite 170
Overland Park, KS 66213
(913) 814-7774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, May 24, 2010

The 2010 Annual Meeting of the Stockholders of Digital Ally, Inc., a Nevada corporation (“Digital” or the “Company”), will be held at the Doubletree Hotel-Overland Park at Corporate Woods located at 10100 College Blvd., Overland Park, Kansas on Monday, May 24, 2010 at 10:00 a.m., CDT, for the following purposes:

1.	To elect five directors;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and
3.	To act upon such other business as may properly come before the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 31, 2010 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please sign, date and return your proxy to us promptly.  Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy statement, and 2009 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet.  Copies of our notice of annual meeting, proxy statement and 2009 Annual Report to Stockholders are available at www.digitalallyinc.com.

By order of the Board of Directors

Stanton E. Ross
Chairman of the Board, President and Chief Executive Officer

April 21, 2010
Overland Park, Kansas

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM.  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Digital Ally, Inc.
7311 West 130th Street, Suite 170
Overland Park, KS 66213

Stanton E. Ross
President, Chief Executive Officer and
Chairman of the Board

April 21, 2010

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Digital Ally, Inc. (“Digital”) to be held on Monday, May 24, 2010 at 10:00 a.m., CDT, at the Doubletree Hotel-Overland Park at Corporate Woods located at 10100 College Blvd., Overland Park, Kansas.  Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

If you are unable to attend the annual meeting in person, you may participate through the Internet.  To participate in the live webcast, log on at www.digitalallyinc.com and select the link for the webcast in the “Upcoming and Featured Events” section of the site.  The webcast will begin at 10:00 a.m. and will remain on Digital’s website for one year.  You cannot record your vote on this website.

We have elected to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Your vote is important.  Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible.  Please review the instructions on each of your voting options described in the proxy statement and the notice of annual meeting you received in the mail.

Thank you for your ongoing support of, and continued interest in, Digital.

Sincerely,

Admission to the annual meeting will be limited to stockholders.  Please note that admission ticket and picture identification will be required to enter the annual meeting.  Each stockholder will be entitled to bring a guest to the annual meeting.  For stockholders of record, an admission ticket is printed on the back cover of these proxy materials and on the notice of annual meeting.  An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was a Digital stockholder as of the record date.  Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting.  Digital reserves the right to inspect any persons or items prior to their admission to the annual meeting.  Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the meeting.

Dear Fellow Shareholder:

It is our pleasure to invite you to join us at the 2010 Annual Shareholders Meeting of Digital Ally, Inc. to be held on Monday, May 24, 2010 at 10:00 a.m., CST.  Information regarding the Annual Meeting is as follows:

Meeting will be held at The Doubletree Hotel Overland Park-Corporate Woods, at 10100 College Blvd, Overland Park, KS 66210.  Directions from Kansas City International Airport are as follows:

1:	Start out going SOUTH on BRASILIA AVE toward PARIS ST.	0.2 miles

2:	Turn LEFT onto PARIS ST.	0.2 miles

3:	Turn LEFT to take the ramp toward AIRPORT EXIT / ECONOMY PARKING.	0.1 miles

4:	Merge onto LP COOKINGHAM DR.	1.2 miles

5:	Merge onto I-29 S / US-71 S toward KANSAS CITY.	9.4 miles

6:	Merge onto I-635 S via EXIT 3B toward KANSAS (Crossing into KANSAS).	12.3 miles

7:	Merge onto I-35 S via EXIT 1A toward WICHITA.	4.7 miles

8:	Merge onto US-69 S via EXIT 225B.	4.1 miles

9:	Take the COLLEGE BLVD EAST exit	0.2 miles

10:	Turn RIGHT onto COLLEGE BLVD.	0.3 miles

11:	Turn LEFT onto MASTIN ST.	0.1 miles

12:	Hotel is on LEFT.	0.1 miles

13:	End at Doubletree Hotel Overland Park-at Corporate Woods: 10100 College Blvd, Overland Park, KS 66210, US

Total Est. Time: 38 minutes Total Est. Distance: 32.54 miles

On Monday, May 24, 2010 a Continental Breakfast will be available to Shareholders in the Meeting Room beginning at 9:00 a.m. The Annual Shareholder Meeting is scheduled to begin at 10:00 a.m., CST.

A block of rooms has been reserved for arrival on Sunday, May 23, 2010. Shareholders should contact the hotel directly at 913-451-6100 by April 9, 2010 for reservations in order to receive the preferred rates for our group. When contacting the hotel guests should also identify their affiliation with Digital Ally, Inc.

Digital Ally, Inc.

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital Ally, Inc., a Nevada corporation, for use at the 2010 Annual Meeting of Stockholders to be held Monday, May 24, 2010 at 10:00 a.m., CDT, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders.  The annual meeting will be held at the Doubletree Hotel Overland Park located at 10100 College Blvd., Overland Park, Kansas 66210. The telephone number at that location is (913) 451-6100.

These proxy solicitation materials were first mailed on or about April 21, 2010 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the meeting.  At the record date, 16,321,998 shares of our authorized common stock were issued and outstanding and held of record by 111 stockholders.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting.  In order to do this, you    may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Thomas J. Heckman, our Secretary, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares of common stock as of the record date, must be present or represented by proxy in order to hold the annual meeting and to conduct business.  Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Voting

You are entitled to one vote for each share of common stock held by you on the record date.

If a broker, bank or other nominee holds your shares, you will receive instructions from it that you must follow in order to have your shares voted.  If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name.”  If your shares are held in street name, it is critical that you direct the organization holding your shares to vote the shares if you want your shares to be voted in the election of directors (Proposal 1 of this Proxy Statement).  In the past, if you beneficially owned your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis.  Thus, if you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement).

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided.  Of course, you may also choose to come to the annual meeting and vote your shares in person.  The proxy holders will vote your shares in accordance with those instructions.  If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.  Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.  Your broker will have discretionary authority to vote your shares on Proposal 2 and any other business that properly comes before the meeting, all of which are routine matters, but not on Proposal 1, as described above.

Stockholder List

The stockholder list as of the record date will be available for examination by any stockholder at our corporate office, 7311 West 130th Street, Suite 170, Overland Park, KS 66213, beginning May 10, 2010, which is at least ten business days prior to the date of the meeting and the stockholder list will be available at the annual meeting.

Proxy Solicitation Costs

This solicitation of proxies is made by our Board of Directors, and we will bear all related costs.  None of our directors intends to oppose any action for which stockholder approval is being solicited.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

•	FOR the election of the five nominees to the Board of Directors;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Voting Results

The preliminary voting results will be announced at the annual meeting.  The final voting results will be calculated by our Inspector of Elections and published in our report on Form 8-K within four business days of the meeting.

Stockholders Sharing the Same Address

Digital has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission.  Under this procedure, Digital is delivering only one copy of the annual report and proxy statement to multiple stockholders who share the same address, unless Digital has received contrary instructions from an affected stockholder.  This procedure reduces Digital’s printing costs, mailing costs, and fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

Digital will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Digital’s Investor Relations Department at 7311 West 130th Street, Suite 170, Overland Park, KS 66213, telephone (913) 814-7774.  Any stockholders of record who share the same address and currently receive multiple copies of Digital’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Digital’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Deadline for Receipt of Stockholder Proposals for 2011 Annual Meeting of Stockholders

As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws.  Stockholders wishing to present a proposal at our 2011 annual meeting of stockholders must submit such proposal to us by November 18, 2010, if they wish it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.  In connection with our 2011 annual meeting of stockholders, we intend to solicit proxies granting discretionary authority to the proxyholders to vote on any matters submitted by stockholders on or after November 18, 2010.  In addition, under our bylaws, a stockholder wishing to make a proposal at the 2011 annual meeting of stockholders must submit such a proposal to us prior to November 18, 2010.  Any such proposals should be in compliance with our bylaws and should be submitted to Digital Ally, Inc., 7311 West 130th Street, Suite 170, Overland Park, KS 66213, Attention:  Thomas J. Heckman, Secretary.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the meeting.  Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 24, 2010:

Copies of our notice of annual meeting, proxy statement and 2009 Annual Report to Stockholders are available online at www.digitalallyinc.com.

Proposal One

Election of Directors

Nominees

A Board of five directors is to be elected at the 2010 Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of Digital.  If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  We are not aware of any nominee who will be unable or will decline to serve as a director.  The term of office for each person elected as a director will continue until the next annual meeting of Stockholders or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of the date of this proxy statement are set forth below:

Name of Nominee	Principal Occupation	Age	Director Since
Stanton E. Ross	Chairman, President and Chief Executive Officer	48	2005
Leroy C. Richie (1)(2)(3)	Lead Outside Director, attorney	68	2005
Daniel F. Hutchins (1)(4)	Chairman of Audit Committee, Chief Financial Officer of Infinity Energy Resources, Inc., Certified Public Accountant	54	2007
Elliot M. Kaplan (2)(3)(4)	Chairman of the Compensation Committee, attorney	59	2005
Bernard A. Bianchino(2)(4)	Chairman of the Strategic Planning Committee, attorney	61	2009
    ___________

    (1)  Member of Audit Committee
    (2)  Member of Compensation Committee
    (3)  Member of Nominating Committee
    (4)  Member of Strategic Planning Committee

Stanton E. Ross.  Mr. Ross has served as Chairman, President and Chief Executive Officer since September 2005. From March 1992 to June 2005, Mr. Ross was the Chairman and President of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and production company (“Infinity”), and served as an officer and director of each of Infinity’s subsidiaries. He resigned all of his positions with Infinity in June 2005, except Chairman, but was reappointed President in October 2006. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc., which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager. Mr. Ross devotes such time to the business of Digital as he deems necessary to discharge his fiduciary duties to it. Mr. Ross estimated that he divided his time equally between Infinity and Digital through the first quarter of 2007 and thereafter, Mr. Ross has devoted the majority of his time to Digital.  In late 2007, Infinity sold a substantial portion of its operating assets. Mr. Ross holds no public company directorships other than with the Company and Infinity currently and for the previous five years.  The Company believes that Mr. Ross’ broad entrepreneurial, financial and business expertise and his experience with micro-cap public companies and his role as President and Chief Executive Officer give him the qualifications and skills to serve as a Director.

Leroy C. Richie.  Mr. Richie has been the Lead Outside Director of Digital Ally since September 2005.  He is also a member of the Audit, Compensation and Nominating and Governance Committees.  Since June 1, 1999 Mr. Richie has been a director of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and production company. Additionally, Mr. Richie serves as a member of the boards of directors of the following corporations and serves in the additional capacities noted:  OGE Energy Corp., Chairman of the Compensation Committee and a member of the Corporate Governance Committee; RiverSource Funds, member of the board of directors of the mutual fund family managed by Ameriprise Financial, Inc., Vibration Control Technologies, LLC, Great Lakes Assemblies, LLC and Gulf Shore Assemblies, LLC.  Since 2004, he has been of counsel to the Detroit law firm of Lewis & Munday, P.C.  From September 2000 to November 2004, he was Chairman and Chief Executive Officer of Q Standards World Wide, Inc.  From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc.  Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company’s automotive operations from 1986 until his retirement in 1997.  Before joining Chrysler, he served as director of the New York office of the Federal Trade Commission.  Mr. Richie received a B.A. from City College of New York, where he was valedictorian, and a J.D. from the New York University School of Law, where he was awarded an Arthur Garfield Hays Civil Liberties Fellowship. The Company believes that Mr. Richie’s extensive experience as a lawyer and as an officer or director of public companies gives him the qualifications and skills to serve as a Director.

Daniel F. Hutchins.  Mr. Hutchins was elected as a Director in December 2007. He serves as Chairman of the Audit Committee and is the Board’s financial expert. He is also a member of the Strategic Planning Committee. Mr. Hutchins, a Certified Public Accountant, is a Principal with the accounting firm of Hutchins & Haake, LLC and currently serves as the Chief Financial Officer of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company, of which Stanton E. Ross is the Chairman and President. He was previously a member of the Advisory Board of Digital. Mr. Hutchins has served as an instructor for the Becker CPA exam with the Keller Graduate School of Management and has over 17 years of teaching experience preparing CPA candidates for the CPA exam. He has 30 years of public accounting experience, including five years with Deloitte & Touche, LLP. He has served on the boards of various non-profit groups and is a member of the American Institute of Certified Public Accountants. Mr. Hutchins earned his Bachelor of Business Administration degree in Accounting at Washburn University in Topeka, Kansas. Mr. Hutchins holds no other public company directorships currently and for the previous five years.  The Company believes that Mr. Hutchins’ significant experience in finance and accounting gives him the qualifications and skills to serve as a Director.

Elliot M. Kaplan.  Mr. Kaplan has been a Director since September 2005 and he is Chairman of the Compensation Committee and a member of the Audit and Nominating and Governance Committees. Mr. Kaplan was a practicing attorney with Daniels & Kaplan, P.C. from 1994 through 2006, with a concentration in corporate strategy. During the years 1985 through 1993, Mr. Kaplan practiced with the law firms of Berman, DeLeve, Kuchan and Chapman (1991-1993); DeWitt, Zeldin and Bigus (1990-1991); and Husch, Eppenberger, Donahue, Cornfeld and Jenkins (1985-1990). From 1983 to 1985, he served as Vice President, Assistant General Counsel and Assistant Secretary of Air One, Inc. He also served on the board of directors of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company, from July 2004 through June 18, 2008. Mr. Kaplan serves as the chairman of the Advisory Board of Executive Action and is a member of the SCCA ProRacing Board of Directors. Mr. Kaplan holds no other public company directorships currently and for the previous five years. The Company believes that Mr. Kaplan’s broad legal and business expertise give him the qualifications and skills to serve as a Director.

Bernard A. Bianchino.  Mr. Bianchino has been a Director since June 2009 and he is Chairman of the Strategic Planning Committee and a member of the Compensation Committee.  Mr. Bianchino is the President and Chief Executive Officer of Jaguar Telecom LLC, a wireless telecommunications firm that is pursuing opportunities to develop a proprietary wireless data product for existing customers of a wireless carrier.  He founded Jaguar Telecom in 2003.  In 2003, Mr. Bianchino was employed by the Bryan Cave, LLP law firm in Kansas City, Missouri. In 2001, he served as President and Chief Executive Officer of OnFiber Communications, a local fiber services venture headquartered in Austin, Texas that was founded to provide the delivery of fiber optic broadband services to service providers in major metropolitan areas throughout the U.S. Mr. Bianchino served as Chief Executive Officer of Pegaso PCS, in 2000, a Mexican national wireless and wireline telecommunications company, which served four of the largest cities in Mexico and was expanding into other cities.  From 1995 until 2000, Mr. Bianchino was the Chief Business Development Officer for Sprint PCS in Kansas City, Missouri. In 1994 and 1995, Mr. Bianchino served as Executive Vice President, General Counsel and External Affairs Officer of Qwest Communications in Denver, Colorado.  During the years 1986-1994, Mr. Bianchino served in a number of legal capacities with US Sprint and Sprint Corporation in Kansas City, Missouri, completing his service as Vice President – Law and General Business of Sprint Corporation. From 1978 until 1994, Mr. Bianchino worked as Legal Counsel for Exxon Corporation’s new venture group, Exxon Enterprises.  During the years 1974-1978, Mr. Bianchino worked for the U.S. Government in Oak Ridge, Tennessee, completing his service as a Senior Attorney with the United States Department of Energy.  Mr. Bianchino received his undergraduate and law degrees from Washburn University in Topeka, Kansas.  Mr. Bianchino holds no other public company directorships currently and for the previous five years. The Company believes that Mr. Bianchino’s legal, financial and business expertise, including a background of managing and directing a technology-based company, gives him the qualifications and skills to serve as a Director.

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified.  Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between any of our directors, director nominees and executive officers. Board vacancies are filled by a majority vote of the Board.

Vote Required

If a quorum is present and voting, the five nominees receiving the greatest number of votes will be elected to the Board of Directors.  Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

Our Board of Directors unanimously recommends that stockholders vote
FOR each of the five nominees named above.

Corporate Governance

Board of Directors and Committee Meetings

Our Board of Directors held four regular and two telephonic meetings during the fiscal year ended December 31, 2009.  Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served in the fiscal year ended December 31, 2009.  Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our annual meeting of stockholders.  All directors then in office attended the 2009 annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors currently has four committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Planning Committee.  Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee.  These charters are also available on the Investor Relations page of our website.  All of our directors, other than our Chief Executive Officer, plan to meet in executive sessions without management present on a regular basis in 2010, as they did in 2009.

Audit Committee

Our Audit Committee appoints the Company’s independent auditors, reviews audit reports and plans, accounting policies, financial statements, internal controls, audit fees, and certain other expenses and oversees our accounting and financial reporting process. Specific responsibilities include selecting, hiring and terminating our independent auditors; evaluating the qualifications, independence and performance of our independent auditors; approving the audit and non-audit services to be performed by our auditors; reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies; overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; reviewing any earnings announcements and other public announcements regarding our results of operations, in conjunction with management and our public auditors; and preparing the report that the Securities and Exchange Commission requires in our annual proxy statement. The report of the Audit Committee for the year-ended December 31, 2009 is included in this proxy statement.

The Audit Committee is comprised of three Directors, each of whom is independent, as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee held four meetings during the year-ended December 31, 2009. On September 22, 2005, the Company created the Audit Committee and adopted a written charter for it. The members of our Audit Committee are Daniel F. Hutchins, Leroy C. Richie and Edward S. Juchniewicz. Mr. Hutchins was the Chairman of the Committee during the fiscal year ended December 31, 2008. The Board of Directors determined that Mr. Hutchins qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the Securities and Exchange Commission, and is independent as noted above.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) that sets forth the procedures and the conditions pursuant to which services to be performed by the independent accountants are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the table, as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent accountants. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management.

Compensation Committee

Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include approving the compensation and benefits of our executive officers; reviewing the performance objectives and actual performance of our officers; administering our stock option and other equity compensation plans; and reviewing and discussing with management the compensation discussion and analysis that the Securities and Exchange Commission requires in our future Form 10-Ks and proxy statements. The report of the Compensation Committee for the year-ended December 31, 2009 is included in this proxy statement.

Our Compensation Committee is comprised of three Directors, whom the Board considers to be independent under the rules of the Securities and Exchange Commission.  The Compensation Committee held two meetings during the year-ended December 31, 2009. On September 22, 2007, the Board of Directors adopted a written charter. The members of our Compensation Committee are Elliot M. Kaplan, Chairman, Leroy C. Richie and Bernard A. Bianchino.

Nominating and Governance Committee

Our Nominating and Governance Committee assists our Board of Directors by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following: evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and appointing directors to our committees; establishing a policy for considering stockholder nominees for election to our Board of Directors; and evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise or background and who, as a group, will possess the appropriate skills and experience to oversee our business.  The diversity of the members of the Board relates to the selection of its nominees.  While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.  In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board.  Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.

When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board of Directors or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The Nominating and Governance Committee of the Board selects director nominees and recommends them to the full Board of Directors.  In relation to such nomination process, the Committee:

•	determines the criteria for the selection of prospective directors and committee members;

•	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

•	evaluates the performance and contributions of directors eligible for re-election;

•	determine the desired qualifications for individual directors and desired skills and characteristics for the Board;

•	identifies persons who can provide needed skills and characteristics;

•	screens possible candidates for Board membership;

•	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

•	shares information concerning the candidates with the Board, and solicit input from other directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business: an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the Board, and the Board of Directors determines the nominees after considering the recommendation and report of the Committee.

Our Nominating and Governance Committee is comprised of three Directors, whom the Board considers to be independent under the rules of the Securities and Exchange Commission. The Nominating and Governance Committee held two meetings during the year ended December 31, 2009.  The members of our Nominating and Governance Committee are Edward S. Juchniewicz, Chairman, Elliot M. Kaplan and Leroy C. Richie. The Committee was created by our Board of Directors on December 27, 2007, when the Board of Directors adopted a written charter, which charter was amended in February 2010.

Strategic Planning Committee

Our Strategic Planning Committee assists our Board of Directors by providing guidance in the formulation of both short and long-term business development plans including identifying and recommending new technologies and products for the Company.  Specific responsibilities include the following: evaluating the Company’s current product composition and assisting in determining new research and development directions including specific projects.  The committee makes recommendations regarding future products including whether the Company acquires or internally develops the requisite intellectual property to commercialize new products.

Our Strategic Planning Committee is comprised of three Directors. The Strategic Planning Committee held one meeting during the year ended December 31, 2009.  The members of our Strategic Planning Committee are Bernard A. Bianchino, Daniel F. Hutchins, and Elliot M. Kaplan. The Strategic Planning Committee was created by our Board of Directors on July 28, 2009, when the Board of Directors adopted a written charter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is made up of three independent, non-employee directors, Messrs. Richie, Kaplan and Bianchino. No interlocking relationship exists between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity, and operational risks.  In fulfilling its risk oversight role, our Board of Directors focuses on the adequacy of our risk management process and overall risk management system.  Our Board of Directors believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; (iii) integrate consideration of risk and risk management into our business decision-making; and (iv) include policies and procedures that adequately transmit necessary information regarding material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Board of Directors has designated the Audit Committee to take the lead in overseeing risk management at the Board of Directors level.  Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties.  In this role, the Audit Committee receives reports from management, certified public accountants, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Although the Board of Directors has assigned the primary risk oversight to the Audit Committee, it also periodically receives information about our risk management system and the most significant risks that we face.  This is principally accomplished through Audit Committee reports to the Board of Directors and summary versions of the briefings provided by management and advisors to the Audit Committee.

In addition to the formal compliance program, our Board of Directors and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations.  Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for us.  As a result, the Board of Directors and the Audit Committee periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  Our Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of us and our stockholders.  The Board of Directors believes that Mr. Ross’ service as both Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its stockholders.  Mr. Ross possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face and is thus best positioned to develop agendas, with the input of Mr. Richie, the lead director, that ensure that the Board’s time and attention are focused on the most critical matters.  His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Our Board of Directors also believes that a lead director is part of an effective Board leadership structure.  To this end, the Board has appointed Mr. Richie as the lead director.  The independent directors meet regularly in executive sessions at which only independent directors are present, and the lead director chairs those sessions.  As the  lead director, Mr. Richie calls meetings of the independent directors as needed; sets the agenda for meetings of the independent directors; presides at meetings of the independent directors; is the principal liaison on Board issues between the independent directors and the Chairman and between the independent directors and management; provides feedback to the Chairman and management on the quality, quantity and timeliness of information sent to the Board; is a member of the Compensation Committee which evaluates the CEO’s performance; and oversees the directors’ evaluation of the Board’s overall performance. The Nominating and Governance Committee and the Board believe that the Board’s leadership structure, which includes the appointment of an independent lead director, is appropriate because it, among other things, provides for an independent director who gives board member leadership and each of the directors, other than Mr. Ross, is independent.  Our Board of Directors believes that the independent directors provide effective oversight of management.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us as follows:  Digital Ally, Inc., attention:  Corporate Secretary, 7311 West 130th Street, Suite 170, Overland Park, KS 66213.  Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify and the communication will be forwarded as appropriate.

Policy for Director Recommendations and Nominations

Our Nominating and Governance Committee of the Board will consider candidates for Board membership suggested by Board members, management and our stockholders.  It is the policy for our Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from any stockholder of record in accordance with our bylaws.  A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources.  In addition, a stockholder may nominate a person directly for election to the Board of Directors at an annual meeting of stockholders, provided the stockholder meets the requirements set forth in our bylaws. We do not pay a fee to any third party to identify or evaluate or assist in indentifying or evaluation potential nominees.

Stockholder Recommendations for Director Nominations.  Stockholder recommendations for director nominations may be submitted to the Company at the following address:  Digital Ally, Inc., Attention:  Corporate Secretary, 7311 W. 130th, Suite 170, Overland Park, KS 66213.  Such recommendations will be forwarded to the Nominating Committee for consideration, provided that they are accompanied by sufficient information to permit the Board to evaluate the qualifications and experience of the nominees, and provided that they are in time for the Nominating and Governance Committee to do an adequate evaluation of the candidate before the annual meeting of stockholders.  The submission must be accomplished by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected and to cooperate with a background check.

Stockholder Nominations of Directors.  The bylaws of the Company provide that in order for a stockholder to nominate a director at an annual meeting, the stockholder must give timely, written notice to the Secretary of the Company and such notice must be received at the principal executive offices of the Company not less than 120 days before the date of its release of the proxy statement to stockholders in connection with its previous year’s annual meeting of stockholders. Such stockholder’s notice shall include, with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person, including such person’s written consent to being named in the proxy statement as a nominee, serving as a director, that is required under the Securities Exchange Act of 1934, as amended, and cooperating with a background investigation.  In addition, the stockholder must include in such notice his name and address, as they appear on the Company’s records, of the stockholder proposing the nomination of such person, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made, and any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Company the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

To be timely in the case of a special meeting or if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, a stockholder’s notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.

Code of Ethics and Conduct

Our Board of Directors has adopted a Code of Ethics and Conduct that is applicable to all of our employees, officers and directors. Our Code of Ethics and Conduct is intended to ensure that our employees act in accordance with the highest ethical standards.  The Code of Ethics and Conduct is available on the Investor Relations page of our website at http://www.digitalally.com. and the Code of Ethics and Conduct has been filed as an exhibit to our Annual Report on Form 10-K.

Compensation of Directors

The non-employee directors received the stock option and restricted stock grants noted in the section below entitled “Stock Option and Restricted Stock Grants to Directors” for agreeing to serve on the Board of Directors in 2009, including on the Audit, Nominating, Strategic Planning and Compensation Committees.

In 2009, members of our Board of Directors received compensation of $22,500 per annum for their services as Board members, with Mr. Leroy C. Richie, our lead director and Mr. Daniel F. Hutchins, our Audit Committee chairman, each receiving $7,500 in additional compensation for their roles as chairman of their respective committees.  Mr. Elliot M. Kaplan, chairman of the Compensation Committee, Mr. Edward S. Juchniewicz chairman of the Nominating and Governance Committee and Mr. Bernard A. Bianchino the chairman of the Strategic Planning Committee each received $3,750 per annum to serve as chairman of their respective committees. The non-employee directors also received fees for each Board meeting attended and as members of various committees of the Board and were reimbursed for their out-of-pocket costs in attending the meetings of the Board of Directors.

In 2010, we will pay each of our non-employee directors an annual fee of $48,000 and reimburse them for their out-of-pocket costs in attending the meetings of the Board of Directors.  We will pay Mr. Richie an additional annual fee of $5,000 as our lead director and pay Mr. Hutchins an annual fee of $2,500 as chairman of the Audit Committee.  Neither the chairmen of the other committees of the Board nor any member of any committee will receive any additional compensation for their service on such committees in 2010.  We issued each non-employee director 13,495 shares of restricted stock in January 2010 for his service on the Board.  Such shares were valued at $2.89 each on the date of the awards and will vest on May 4, 2010, provided the person is serving as a director on such date.

Director compensation for the year ended December 31, 2009 was as follows:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (3)	Total ($)
Stanton E. Ross, Chairman of the Board (1)	$ —	$ —	$ —	$ —
Leroy C. Richie	$ 35,813	$ —	$ 4,901	$ 40,714
Edward S. Juchniewicz	$ 34,313	$ —	$ 4,901	$ 39,313
Elliot M. Kaplan	$ 34,313	$ —	$ 4,901	$ 39,214
Daniel F. Hutchins	$ 35,625	$ —	$ 26,529	$ 62,154
Bernard A. Bianchino	$ 13,313	$ 58,750	$ —	$ 72,063
________________
(1)	Mr. Ross’ compensation and option awards are noted in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.
(2)
Mr. Bianchino was appointed to the board during 2009 and received a grant of 25,000 shares of restricted common stock subject to four-year graduated vesting.  The restricted shares were valued at $2.35 per share which represented the closing price of on the date of grant.

(3)
Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted. Please refer to Note 10 to the financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

Stock Option and Restricted Stock Grants to Directors

Name of Individual	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross (1)	—	—	$ —
Leroy C. Richie	—	5,000	$ 1.78
Edward S. Juchniewicz	—	5,000	$ 1.78
Elliot M. Kaplan	—	5,000	$ 1.78
Daniel F. Hutchins	—	30,000	$ 1.62
Bernard A. Bianchino	25,000	—	$ —
	_________________
(1)	Mr. Ross’ compensation and option awards are noted in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2010 and recommends that stockholders vote for ratification of such appointment.  During the 2008 and 2009 fiscal years, McGladrey & Pullen, LLP served as our independent registered public accounting firm and also provided certain tax and other non-audit services.  Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so.  Notwithstanding the selection by the Audit Committee of Grant Thornton LLP, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in our best interest and in that of our stockholders.  If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

On April 2, 2010, McGladrey & Pullen, LLP, which was previously the principal accounting firm for Digital Ally, Inc. and subsidiary, was notified that the Audit Committee of the Board of Directors of the Company had determined to dismiss McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.

During the Company’s two fiscal years ended December 31, 2009, and the subsequent interim period through April 2, 2010, there were no (i) disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) reportable events as such term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

The audit reports of McGladrey & Pullen, LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit reports of McGladrey & Pullen LLP on the effectiveness of internal control over financial reporting as of December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided McGladrey & Pullen, LLP with a copy of the foregoing disclosures and requested that McGladrey & Pullen, LLP review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of SEC Regulation S-K.  A copy of McGladrey & Pullen, LLP’s letter to the Securities and Exchange Commission which agreed with our statements concerning them was included in a Form 8-K filed with the SEC on April 6, 2010.

On April 2, 2010, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton LLP to serve as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2010.  During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through April 2, 2010 (the date of engagement of Grant Thornton, LLP), neither the Company, nor any person acting on their behalf, consulted Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

The Audit Committee believes that Grant Thornton LLP is better suited to provide the services that the Company requires in 2010 and beyond.  Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to questions and, if they desire, to make a statement.

Audit and Related Fees

The following table is a summary of the fees billed to us by McGladrey & Pullen LLP for professional services for the fiscal years ended December 31, 2009 and December 31, 2008:

Fee Category:	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$114,000	$178,855
Audit-Related Fees	3,530	2,634
Tax Fees	—	20,515
All Other Fees	—	—
Total Fees	$117,530	$202,004

Audit Fees. Such amount consists of fees billed for professional services rendered in connection with the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports.  It also includes services that are normally provided by our independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services related to tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.  In fiscal 2009 and 2008, there were no fees related to this category.

The Audit Committee’s practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.  All of the fees shown above were pre-approved by the Audit Committee.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.  Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Our Board of Directors unanimously recommends that stockholders vote
FOR the ratification of the appointment of Grant Thornton LLP as the independent registered accounting firm of Digital Ally, Inc.
for the year ending December 31, 2010.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Report of the Audit Committee

Below is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2009, which include our balance sheets as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended December 31, 2009 and December 31, 2008 and the notes thereto.

In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors has the primary responsibility for overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the Board of Directors. It also approves the appointment of our independent registered public accounting firm and approves in advance the services performed by such firm.

Review and Discussion with Management

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2009, the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002, our assessment of internal control over financial reporting and the report by our independent registered public accounting firm thereon.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with McGladrey & Pullen LLP, our independent registered public accounting firm for fiscal year 2009, the matters the Audit Committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from McGladrey & Pullen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with McGladrey & Pullen LLP any relationships that may impact its independence, and satisfied itself as to the independent registered public accounting firm’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2009 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DIGITAL ALLY, INC.

Daniel F. Hutchins, Chairman
Leroy C. Richie
Edward Juchniewicz

Executive Compensation

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2009 and 2008:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($) (1)	All other compensation ($) (2)	Total ($)
Stanton E. Ross Chairman, CEO and President	2009	$ 322,837	$150,000	$ 29,404	$ 25,856 (3)	$ 528,097
	2008	$ 425,000	$ —	$1,233,107	$ 15,621 (3)	$1,673,728

Robert D. Haler Former Executive Vice President and Director of Product Development	2009	$ 64,904	$ —	$ —	$139,219 (4)	$ 204,123
	2008	$ 250,000	$ —	$ 616,554	$ 5,963 (4)	$ 872,517

Kenneth L. McCoy Vice President – Marketing	2009	$ 188,561	$ —	$ 42,094	$ 27,769 (5)	$ 258,424
	2008	$ 250,000	$ —	$ 616,554	$ 18,295 (5)	$ 884,849

Thomas J. Heckman Vice President, Chief Financial Officer, Treasurer and Secretary	2009	$ 187,302	$ —	$ 101,490	$ 15,799 (6)	$ 304,591
	2008	$ 204,166	$ —	$ 411,036	$ 8,668 (6)	$ 623,870

Steven Phillips Vice President - Engineering	2009	$ 137,018	$ —	$ 165,788	$ 9,851 (7)	$ 312,657
	2008	$ —	$ —	$ —	$ —	$ —

Edward Smith Vice President - Operations	2009	$ 171,166	$ —	$ 94,466	$ 12,043 (8)	$ 277,675
	2008	$ 80,165	$ —	$ 58,300	$ 1,249 (8)	$ 139,714

Michael Caulfield Vice President - Strategic Development	2009	$ 103,566	$ —	$ 223,966	$ 7,584 (9)	$ 335,116
	2008	$ —	$ —	$ —	$ —	$ —

             _________

(1)
Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted. Please refer to Note 10 to the financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

(2)
Amounts included in all other compensation include the following items: i) The employer contribution to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) on behalf of the named executive.  The Company is required to provide a 100% matching contribution for all who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for all employees’ elective deferral between 4% and 5%.  The employee is 100% vested at all times in the employee contributions and employer matching contributions; ii) Company paid healthcare insurance; and ii) Company paid housing.

(3)
Other compensation amounts for Mr. Ross include: i) Company contribution to 401 (k) Plan totaled $12,855 for 2009 and $7,872 for 2008; and ii) Company paid healthcare insurance totaled $13,001 for 2009 and $7,749 for 2008.

(4)
Other compensation amounts for Mr. Haler include: i) Company contribution to 401 (k) Plan totaled $2,695 for 2009 and $2,966 for 2008; ii) Company paid healthcare insurance totaled $3,408 for 2009 and $2,997 for 2008; and iii) payments due under Mr. Haler’s separation agreement totaling $133,116 in 2009.  Mr. Haler resigned effective April 23, 2009.  The Company entered into a separation agreement with Mr. Haler that required the Company to continue his compensation for eighteen months.  Mr. Haler was paid a total $64,904 through his resignation date and the remaining $133,116 subsequent to his resignation.

(5)
Other compensation amounts for Mr. McCoy include: i) Company paid housing allowance of $12,000 per year for 2009 and 2008; ii) Company contribution to 401 (k) Plan totaled $7,635 for 2009; and iii) Company paid healthcare insurance totaled $8,134 for 2009 and $6,295 for 2008.

(6)
Other compensation amounts for Mr. Heckman include: i) Company contribution to 401 (k) Plan totaled $7,665 for 2009 and $2,373 for 2008; and ii) Company paid healthcare insurance totaled $8,134 for 2009 and $6,295 for 2008.

(7)	Other compensation amounts for Mr. Phillips include: i) Company contribution to 401 (k) Plan totaled $3,750 for 2009; and ii) Company paid healthcare insurance totaled $6,101 for 2009.
(8)
Other compensation amounts for Mr. Smith include: i) Company contribution to 401 (k) Plan totaled $5,942 for 2009; and ii) Company paid healthcare insurance totaled $6,101 for 2009 and $1,249 for 2008.

(9)	Other compensation amount for Mr. Caulfield includes Company paid healthcare insurance of $7,584 for 2009.

Compensation Policy. The Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable the Company to achieve earnings and profitability growth to satisfy its stockholders. The Company must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs.

No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of its compensation package consist of base salary, stock options and bonus.

Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase.  The review is generally on an annual basis but may take place more often in the discretion of the Compensation Committee.  During 2009, the executive officers noted voluntarily agreed to defer 25% of their 2009 monetary compensation until our year-to-date sales reached a threshold of $50 million in 2009.  The threshold was not reached in 2009 and as a result the executive officers 2009 salaries were reduced by the agreed amount.

For 2010, the Compensation Committee restored the executive officers’ salaries to their 2008 levels based on its review of the executive officers' performances and the Company's turnaround in operating results during 2009. As a result, the annual base salary of Stanton E. Ross, President and Chief Executive Officer, returned to its 2008 level because there was no change in it for 2009.  The other executive officers affected are Kenneth L. McCoy, Vice President of Sales and Marketing, Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, Steven Phillips, Vice President of Engineering, Edward E. Smith, Vice President of Operations, and Michael Caulfield, Vice President of Corporate Development, all of whose annual base salaries returned to their original 2009 levels of $250,000 each.

The Committee plans to review the base salaries for possible adjustments on an annual basis.  Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

Stock Options. Stock option awards were determined by the Compensation Committee based on numerous factors, some of which include responsibilities incumbent with the role of each executive to the Company, tenure with the Company, as well as Company performance, such as shipment of product at certain thresholds. The vesting period of said options is also tied, in some instances, to Company performance directly related to certain executive’s responsibilities with the Company.

Bonuses. The Compensation Committee has determined that each of the executive officers will be eligible for the following bonuses in 2010 based on his performance throughout the year:  Stanton E. Ross - $100,000; and Kenneth L. McCoy, Thomas J. Heckman, Steven Phillips, Edward E. Smith and Michael Caulfield - $50,000 each.  The Compensation Committee will review each executive officer's performance on a quarterly basis and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

Other.  In July 2008, the Company amended and restated its 401(k) retirement savings plan (the “401(k) Plan”).  The amended plan requires the Company to provide a 100% matching contribution for employees who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for employee’s elective deferrals between 4% and 5%.  The Company has made matching contributions for executives who elected to contribute to the 401(k) Plan during 2008. Each participant is 100% vested at all times in employee and employer matching contributions.

The Company has no profit sharing plan in place for employees. However, it may give consideration to adding such a plan to provide yet another level of compensation to its compensation plan.

The following table presents information concerning the grants of Plan-based awards to the Named Executive Officers during the year ended December 31, 2009:

Grants of Plan-Based Awards

Name	Grant date	Date approved by compensation committee	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock option awards
Stanton E. Ross Chairman, CEO and President	May 4, 2009	May 4, 2009	30,000	$1.78	$ 29,404

Thomas J. Heckman Vice President CFO, Treasurer and Secretary	March 30, 2009	March 30, 2009	20,000	$1.59	$ 17,303
	May 4, 2009 July 30, 2009	May 4, 2009 July 30, 2009	30,000 30,000	$1.78 $3.10	$ 29,404 $ 54,783

Kenneth L. McCoy Vice President — Marketing	May 4, 2009 July 30, 2009	May 4, 2009 July 30, 2009	15,000 15,000	$1.78 $3.10	$ 14,702 $ 27,392

Steven Phillips Vice President — Engineering	March 30, 2009	March 30,2009	75,000	$1.59	$ 64,886
	May 4, 2009 July 30, 2009	May 4, 2009 July 30, 2009	75,000 15,000	$1.78 $3.10	$ 73,510 $ 27,392

Edward Smith Vice President — Operations	March 30, 2009	March 30,2009	20,000	$1.59	$ 17,303
	May 4, 2009 July 30, 2009	May 4, 2009 July 30, 2009	75,000 2,000	$1.78 $3.10	$ 73,510 $ 3,653

Michael Caulfield Vice President — Strategic Development	June 2, 2009	June 2, 2009	75,000	$2.04	$ 87,005
	July 30, 2009	July 30, 2009	75,000	$3.10	$ 136,959
_____________

[i]
These awards were all made pursuant to the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a graduated four-year vesting period with 10% vesting on their one-year anniversary; 20% on their two-year anniversary; 30% on their three-year anniversary; and 40% on their four-year anniversary.

[ii]
Option awards noted represent the aggregate amount of grant date fair value as determined under ASC Topic 718.  Please refer to Note 10 to the financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

The following table presents information concerning the outstanding equity awards for the Named Executive Officers as of December 31, 2009:

Outstanding Option Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Stanton E. Ross Chairman, CEO and President	—	30,000	—	$1.78	5/5/2019
	30,000	270,000	—	$6.80	1/2/2018
	175,000	—	—	$4.05	10/15/2017
	200,000	—	—	$1.60	3/1/2017
	303,488	—	—	$2.15	9/25/2011
	193,823	—	—	$1.00	8/31/2015
Kenneth L. McCoy Vice President — Marketing	—	15,000	—	$3.10	5/5/2019
	—	15,000	—	$1.78	7/30/2019
	15,000	135,000	—	$6.80	1/2/2018
	100,000	—	—	$1.60	3/1/2017
	200,000	—	—	$2.15	9/25/2011
	500,000	—	—	$1.00	8/31/2015
Thomas J. Heckman CFO, Treasurer and Secretary	—	30,000	—	$3.10	7/30/2019
	—	30,000	—	$1.78	5/5/2019
	—	20,000	—	$1.59	3/30/2019
	10,000	90,000	—	$6.80	1/2/2018
	20,000	—	—	$4.05	10/15/2017
Steven Phillips Vice President — Engineering	—	15,000	—	$3.10	7/30/2019
	—	75,000	—	$1.78	5/4/2019
	—	75,000	—	$1.59	3/30/2019
Edward Smith Vice President — Operations	—	2,000	—	$3.10	7/30/2019
	—	75,000	—	$1.78	5/4/2019
	—	20,000	—	$1.59	3/30/2019
	5,000	—	—	$3.15	11/08/2018
	20,000	—		$8.92	4/30/2018
Michael Caulfeld Vice President — Strategic Development	—	75,000	—	$3.10	7/30/2019
	—	75,000	—	$2.04	6/2/2019

The following table presents information concerning the stock options exercised and the vesting of stock awards during 2009 for the Named Executive Officers as of December 31, 2009:

Options Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares acquired on vesting (#)	Value realized on vesting ($)
Stanton E. Ross Chairman, CEO and President	—	$ —	—	$ —

Kenneth L. McCoy Vice President — Marketing	—	$ —	—	$ —

Thomas J. Heckman CFO, Treasurer and Secretary	—	$ —	—	$ —

Steven Phillips Vice President — Engineering	—	$ —	—	$ —

Edward Smith Vice President — Operations	—	$ —	—	$ —

Michael Caulfield Vice President — Strategic Development	—	$ —	—	$ —

Stock Option Plans

Securities Authorized for Issuance under Equity Compensation Plans

Our board of directors adopted the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”) on September 1, 2005.  The 2005 Plan authorizes us to issue 2,500,000 shares of our common stock for issuance upon exercise of options and grant of restricted stock awards.  At December 31, 2009, there were 47,027 shares available for issuance under the 2005 Plan.

On January 17, 2006, our board of directors adopted the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”).  The 2006 Plan authorizes us to reserve 1,500,000 shares for future grants under it.  At December 31, 2009, there were 208,500 shares available for issuance under the 2006 Plan.

On January 24, 2007, our board of directors adopted the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”).  The 2007 Plan authorizes us to reserve 1,500,000 shares for future grants under it.  At December 31, 2009, there were 170,785 shares available for issuance under the 2007 Plan.

On January 2, 2008, our board of directors adopted the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”).  The 2008 Plan authorizes us to reserve 1,000,000 shares for future grants under it.  At December 31, 2009, there were 174,000 shares available for issuance under the 2008 Plan.

The 2005 Plan, 2006 Plan, 2007 Plan and 2008 Plan are referred to as the “Plans.”

The Plans authorize us to grant (i) to the key employees incentive stock options (except for the 2007 Plan) to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards, and (ii) to non-employee directors and consultants’ non-qualified stock options and restricted stock.  The Compensation Committee of our board of directors administers the Plans by making recommendations to the board or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

The Plans allow for the grant of incentive stock options (except for the 2007 Plan), non-qualified stock options and restricted stock awards.  Incentive stock options granted under the Plans must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant.  Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant.  Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

The Compensation Committee is also authorized to grant restricted stock awards under the Plans.  A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee.

On July 31, 2008, we filed registration statements on Form S-8 and an amendment to a previously filed Form S-8 with the SEC which registered 6,500,000 shares to be issued upon exercise of the stock options underlying the 2005 Plan, 2006 Plan, 2007 Plan and 2008 Plan.

Incentive stock options granted under the Plans must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

The Compensation Committee is also authorized to grant restricted stock awards under the Plans. A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee.

Equity Compensation Plan Information as of December 31, 2009

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by stockholders	3,495,587	$2.82	429,527
Equity compensation plans not approved by stockholders	1,173,139	$2.37	170,785
Total	4,668,726	$2.71	600,312

The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans is in the discretion of the administrator and therefore cannot be determined in advance, although the Board of Directors’ general policy for 2009 was to grant directors an award of 5,000 shares, which options vest over a four-year period.  During 2009, the Company granted 25,000 restricted shares of common stock to a newly-appointed director which also vests over a four-year period.

The following table sets forth (a) the aggregate number of shares of restricted stock granted under the plans, (b) the aggregate number of shares subject to options granted under the Plans during the year-ended December 31, 2009 and (c) the average per share exercise price of such options.

Stock Option Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross, Chairman of the Board, CEO & President	—	30,000	$1.78
Leroy C. Richie, Director	—	5,000	$1.78
Edward Juchniewicz, Director	—	5,000	$1.78
Elliot M. Kaplan, Director	—	5,000	$1.78
Daniel F. Hutchins, Director	—	30,000	$1.62
Bernard A. Bianchino, Director	25,000	—	$ —
Kenneth L. McCoy, Vice President – Marketing	—	30,000	$2.44
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	—	80,000	$2.23
Steven Phillips, Vice President -- Engineering	—	165,000	$1.81
Edward Smith, Vice President – Operations	—	92,000	$1.76
Michael Caulfield, Vice President – Strategic Development	—	150,000	$2.57

All executive officers, as a group	—	547,000	$ —
All directors who are not executive officers, as a group	25,000	45,000	$1.67
All employees who are not executive officers, as a group	—	—	$ —

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers. However, we have entered into retention agreements with our executive officers.  On December 23, 2008, the Company entered into retention agreements with the following executive officers of the Company:  Stanton E. Ross, Thomas J. Heckman and Kenneth L. McCoy.  On March 30, 2009, the Company entered into retention agreements with Steven Phillips and Edward Smith.   On June 2, 2009, the Company entered into a retention agreement with Michael Caulfield.

The retention agreements guarantee the executive officers specific payments and benefits upon a Change in Control of the Company.  The retention agreements also provide for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreements, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than 50% of the voting shares of the Company; or (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or (iii) a majority of the Company’s Board of Directors is replaced and/or dismissed by the stockholders of the Company without the recommendation of or nomination by the Company’s current Board of Directors; or (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by stockholders without the approval of the Company’s Board of Directors; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than 50% of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; or (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a 30-day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three months of the executive’s base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings.

If any Change in Control occurs, and if, during the one-year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

(a) The Company shall pay the executive severance pay equal to 12 months of the executive’s base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

(b) The Company shall provide continuation of the executive’s health benefits at the Company’s expense for 18 months following the Termination Date; and

(c) The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause.  Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’s policies, within ten days of submission of appropriate evidence thereof by the executive.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 19, 2010, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than five percent of such stock, (b) each director of the Company, (c) each named officer of the Company, and (d) all our directors and executive officers as a group.  We have no other class of capital stock outstanding.

Name of each Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders (excluding executive officers and directors):
None (1)

Executive Officers & Directors: (2)
Stanton E. Ross (3)	1,628,858	8.5%
Leroy C. Richie (4)	516,035	2.7%
Elliot M. Kaplan (5)	358,027	1.9%
Edward S. Juchniewicz (6)	408,429	2.1%
Daniel F. Hutchins (7)	46,495	0.2%
Bernard A. Bianchino (8)	38,495	0.2%
Steven Phillips (9)	16,634	0.1%
Kenneth L. McCoy (10)	856,780	4.5%
Thomas J. Heckman (11)	69,109	0.4%
Edward Smith (12)	37,237	0.2%
Michael Caulfield	—	—%
	_____________
All officers and directors as a group (11 individuals)	3,976,099	20.7%
__________

(1)	Based on information provided by in Schedule 13D filed in February 2010, there are no 5% stockholders other than Mr. Stanton E. Ross.
(2)	The address of these persons is c/o 7311 West 130th Street, Suite 170, Overland Park, KS 66213.
(3)
Mr. Ross’ total shares include: (i) vested options to purchase 962,311 shares of common stock; and (ii) 3,000 options that will vest within sixty days. Mr. Ross has pledged 656,600 common shares and all of his outstanding options to purchase common stock to financial institutions as collateral for personal loans.

(4)	Mr. Richie’s total shares include: (i) vested options to purchase 370,782 shares of common stock; and (ii) 500 options and 13,495 shares of restricted common stock that will vest within sixty days.
(5)
Mr. Kaplan’s total shares include: (i) vested options to purchase 209,032 shares of common stock; and (ii) 500 options and 13,495 shares of restricted common stock that will vest within sixty days.  Mr. Kaplan has pledged 125,000 common shares to financial institutions as collateral for personal loans.

(6)
Mr. Juchniewicz’s total shares include: (i) vested options to purchase 335,000 shares of common stock; and (ii) 500 options and 13,495 shares of restricted common stock that will vest within sixty days.

(7)	Mr. Hutchins’ total shares include: (i) vested options to purchase 25,000 shares of common stock; and (ii) 3,000 options and 13,495 shares of restricted common stock that will vest within sixty days.
(8)	Mr. Bianchino’s total shares include: 13,495 shares of restricted common stock that will vest within sixty days.
(9)	Mr. Phillips’ total shares include: 15,000 options to purchase common stock that will vest within sixty days.
(10)	Mr. McCoy’s total shares include: (i) vested options to purchase 845,000 shares of common stock; and (ii) 1,500 options that will vest within sixty days.
(11)	Mr. Heckman’s total shares include: (i) vested options to purchase 50,000 shares of common stock; and (ii) 5,000 options that will vest within sixty days.
(12)	Mr. Smith’s total shares include: (i) vested options to purchase 25,000 shares of common stock; and (ii) 9,500 options that will vest within sixty days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file with the Securities and Exchange Commission reports of ownership of, and transactions in, our securities and to provide us with copies of those filings. To our knowledge, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2009, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

transactions with Related Persons

Certain Relationships and Related Person Transactions

The Company sells primarily through a network of unaffiliated distributors/sales agents.  An entity that previously served as an independent sales agent was owned by the spouse of Kenneth L. McCoy, an executive officer.  The Company paid commissions during 2008 aggregating $36,602 on sales generated by this sales agent prior to January 1, 2008.  Subsequent to December 31, 2007, this entity was dissolved and no longer serves as an independent sales agent for the Company.

Other Matters

The Board of Directors is not aware of any other matters to be presented for action at the annual meeting.  However, if any other matter is properly presented at the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

Advance Notice Provisions For Stockholder Proposals and Nominations

The bylaws of the Company provide that in order for a stockholder to nominate directors at an annual meeting or to propose business to be brought before an annual meeting, the stockholder must give timely, written notice to the Secretary of the Company and such notice must be received at the principal executive offices of the Company not less than 120 days before the date of its release of the proxy statement to stockholders in connection with its previous year’s annual meeting of stockholders.

Such stockholder’s notice shall include, with respect to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, that is required under the Securities Exchange Act of 1934, as amended.

In addition, the stockholder must include in such notice the name and address, as they appear on the Company’s records, of the stockholder proposing such business or nominating such persons, and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Company the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Future Proposals of Stockholders

The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the next annual meeting of stockholders is November 18, 2010.

Annual Report

This proxy statement is accompanied by a copy of our annual report for the fiscal year ended December 31, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

________________________________________________
Chairman of the Board, Chief Executive Officer and President

April 21, 2010
Overland Park, Kansas

Admission Ticket
Bring this ticket with you for admission to the annual meeting.

Digital Ally, Inc.
2010 Annual Meeting of Stockholders
May 24, 2010 at 10:00 a.m. CST

The Doubletree Hotel-Overland Park
at CorporateWoods
10100 College Boulevard
Overland Park, Kansas 66210

Your vote is important

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

¢

DIGITAL ALLY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, MAY 24, 2009

The undersigned hereby appoints Kenneth L. McCoy and Thomas J. Heckman, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Digital Ally, Inc. held of record by the undersigned on March 31, 2010, at the 2010 Annual Meeting of Stockholders to be held at the Doubletree Hotel-Overland Park at Corporate Woods,10100 College Blvd., Overland Park, Kansas, 66210 on Monday, May 24, 2010 at 10:00 a.m., CST, and at any adjournments thereof.  Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted:

1.	FOR the election of the director nominees named herein;

2.	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

3.	In their discretion, the proxies are authorized to vote upon such other business that may properly come before the annual meeting.

(Continued and to be dated and signed on reverse side)

¢	¢

2010 ANNUAL MEETING OF STOCKHOLDERS OF
DIGITAL ALLY, INC.

Monday, May 24, 2010

Please date, sign and mail your proxy card in the
envelope provided as soon as possible

i   Please detach along perforated line and mail in the envelope provided.  i

¢▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪▪¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSALS 2 AND 3.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of Directors of the Company.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)		NOMINEES: O Stanton E. Ross O Leroy C. Richie O Daniel F. Hutchins O Bernard A. Bianchino O Elliot M. Kaplan

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		FOR	AGAINST	ABSTAIN

2.	Proposal FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business that may properly come before the annual meeting.

Signature of Stockholder	Date	Signature of Stockholder	Date

¢	NOTE:
Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
¢

________________________________________________________________________________________
________________________________________________________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method
☐